EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

The Alkaline Water Company Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	415(a)(6)	(1)	(2)	(1)(2)
Fees Previously Paid	Equity	Preferred Stock	415(a)(6)	(1)	(2)	(1)(2)
	Other	Debt Securities	415(a)(6)	(1)	(2)	(1)(2)
	Other	Warrants	415(a)(6)	(1)	(2)	(1)(2)
	Other	Subscription Receipts	415(a)(6)	(1)	(2)	(1)(2)
	Other(4)	Units	415(a)(6)	(1)	(2)	(1)(2)
	Unallocated Universal Shelf(1)		457(o)			$50,000,000(5)	$.0000927	$4,635.00	S-3	No. 333-229428	February 15, 2019	$4,666.20

Carry Forward Securities
Carry Forward Securities									S-3	No. 333-229428	February 15, 2019	$4,666.20
	Total Offering Amounts		$50,000,000		$4,635.00
	Total Fees Previously Paid				$4,666.20
	Total Fee Offsets				$4,635.00
	Net Fee Due				$0

(1) There is being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants, subscription receipts and units of the registrant and an indeterminate amount of debt securities of the registrant, consisting of some or all of these securities, as may be sold from time to time by the registrant. Securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants, subscription receipts and units and an indeterminate amount of debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. The registrant may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $50,000,000.

(2) In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Consists of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription receipts.

(5) Pursuant to Rule 415(a)(6), the securities being registered hereunder include $38,500,000 of unsold securities (collectively, the "Unsold Securities") previously registered by the registrant's registration statement on Form S-3 (File No. 333-229428) (the "Prior Registration Statement"), which was declared effective on February 15, 2019. The filing fee paid in connection with such Unsold Securities was $4,666.20 and will continue to apply to the Unsold Securities registered hereby. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources